UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 30, 2008

HANCOCK FABRICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-9482	64-0740905
(State or other jurisdiction	(Commission	(I. R. S. Employer
of incorporation)	File Number)	Identification No.)

One Fashion Way, Baldwyn, MS	38824
(Address of Principal Executive Offices)	(Zip Code)

Company's telephone number, including area code: (662) 365-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03    Material Modification to Rights of Security Holders

Item 5.03    Amendments to Articles of Incorporation or By-Laws

Item 8.01    Other Events.

As has been previously disclosed, on March 21, 2007, Hancock Fabrics, Inc. (the "Company") filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code"), in the United States Bankruptcy Court for the District of Delaware (the "Court") (Case No. 07-10353). The reorganization case is being administered under the caption "In re Hancock Fabrics, Inc., Case No. 07-10353."  The United States Bankruptcy Court for the District of Delaware on July 22, 2008 entered an order (previously disclosed on Form 8-K) which enables the Company to emerge from bankruptcy.

As has also been previously disclosed, the Company has offered (the "Rights Offering") to holders of shares of the Company's common stock as of June 17, 2008 and certain other persons transferable rights (the "Rights") to purchase an aggregate of up to $20,000,000 principal amount of the Company's floating rate secured notes and warrants to purchase up to 9,500,000 shares of the Company's common stock pursuant to a prospectus (the "Prospectus") included in a Registration Statement on Form S-1 initially filed with the Securities and Exchange Commission on May 16, 2008 and subsequently amended.

The order of the Court enabling the Company to emerge from the reorganization case described above authorizes the amendment of the Certificate of Incorporation and the By-Laws of the Company to eliminate certain anti-takeover protections previously included in those documents. Included in those changes are (i) subjecting all directors to a shareholder election ballot annually (rather than by class over three years), (ii) permitting stockholder action to be taken without a meeting and without prior notice by the consent of the required percentage of votes necessary to take such an action had the action been taken at a meeting, (iii) permitting the call of special meetings by a majority of the Company's outstanding shares, (iv) permitting removal of directors by the holders of a majority of the Company's outstanding shares, (v) eliminating an 80% vote requirement for the amendment of various by-laws, and (vi) eliminating the requirement for Board of Directors or shareholder approval of any business combination that does not comply with certain minimum price criteria and procedural requirements. The foregoing description of the future Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company does not purport to be complete and is qualified in its entirety by reference to the full text of the future Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company, which are filed as Exhibits 99.1 and 99.2 hereto, respectively, and are incorporated herein by reference.  The Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company will become effective upon the Company filing with the bankruptcy court a Notice of Effective Date to exit from bankruptcy.

In recognition of this proposed change in corporate governance, and contrary to the statement in the Prospectus that each subscription for Rights would be irrevocable, on July 30, 2008, the Company notified subscribers in the Rights Offering that they may elect to rescind their subscriptions and receive a return of their subscription payments by providing an executed rescission certificate to the subscription agent for the Rights Offering not later than 5 p.m. Eastern time on August 29, 2008.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
99.1	Amended and Restated Certificate of Incorporation
99.2	Amended and Restated By-Laws
99.3	Additional Backstop Commitment Letter
99.4	Letter to Subscribing Stockholders
99.5	Form of Rescission Certificate

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HANCOCK FABRICS, INC.
(Registrant)

By:  /s/ Robert W. Driskell
Name: Robert W. Driskell
Title:   Senior Vice President and Chief
Financial Officer (Principal Financial
and Accounting Officer)

Date: July 30, 2008

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Amended and Restated Certificate of Incorporation
99.2	Amended and Restated By-Laws
99.3	Additional Backstop Commitment Letter
99.4	Letter to Subscribing Stockholders
99.5	Form of Rescission Certificate